UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 12, 2023

GoLogiq, Inc.
(Exact name of registrant as specified in its charter)

NV	333-210544	35-2618297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, 16-079
New York, NY 10004
(Address of Principal Executive Offices)

(808) 829-1057
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Officer Appointment

Granger Whitelaw – Appointment as Chief Executive Officer

On July 12, 2023, the Company appointed Granger Whitelaw as the Company’s new Chief Executive Officer, replacing Brent Suen.  Brent Suen will continue in his role as chairman of the board.

Mr. Whitelaw, 56, brings to GoLogiq over 30 years of executive experience in finance, operations, sales, marketing, mergers, public offerings, private equity financings, corporate governance and business development. He has successfully built and advised multiple businesses across several industries, including media, aviation, racing, entertainment, software, technology, consumer products and real estate, both in the U.S. and internationally.
Over the last several years, Whitelaw has worked for The Vietnam Group, a business advisory and consulting firm based in Ho Chi Minh City that provides supply chain, financial, governmental and digital services. Whitelaw is the founder and CEO of the Raybar Group, a global management consulting agency that includes subsidiary companies such as The Vietnam Group, Transpacific Media, Pharmacy Advisors Limited, ParaStem Health, as well as the Lotus Talks podcast.

He is a founding benefactor of the XPrize Foundation and the co-founder and CEO of the Rocket Racing League, where he led the development of software, gaming platforms, and aeronautic technology development. He founded EBS Ltd in Bermuda, an early SaaS software company.  He also served as EVP of CoreCommerce, a leading SaaS eCommerce platform acquired in 2016 by a group of entrepreneurs and business executives. He is a founding partner of TrendSphere, a Think Tank for CIOs. Whitelaw also earlier served as banker at a leading investment bank, Cowan Financial Group, in New York City.

As an avid philanthropist, Whitelaw has founded several organizations aimed at making a difference in the world. This includes the Amber Development Group for the Amber Alert program, a technology platform that helps to locate missing children.

Whitelaw serves on the board of directors for BZani Animation. He served on the board of directors of Coffee Masters, Vemics, 360 Global Wine Co, and TRG International. He also served as chairman of the board for Benfe Motors, an electric motorcycle manufacturer and distributor in Southeast Asia.

Item 7.01 Regulation FD Disclosure

On July 12, 2023, the Company, issued a press release announcing management restructuring. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated July 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoLogiq, Inc.

Date: July 12, 2023	By:	/s/ Granger Whitelaw
		Name:	Granger Whitelaw
		Title:	Chief Executive Officer

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